EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Presidio Property Trust, Inc (the "Company") on Form 10-Q for the period ended June 30, 2026 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, in their capacities as CEO and CFO, respectively, of the Company that, to the best of their knowledge:

(i)	the Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and the results of operations of the Company.

Date: August 13, 2026	By:	/s/ Jack K. Heilbron
Jack K. Heilbron Chief Executive Officer (Principal Executive Officer)

Date: August 13, 2026	By:	/s/ Ed Bentzen
Ed Bentzen Chief Financial Officer (Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.